Aviat Networks Announces Fiscal 2027 First Quarter and Three Month Financial Results

Total Q1 Revenues of $102.0 million
Q1 Operating Income of $0.9 million; Q1 Non-GAAP Operating Income of $3.9 million
Q1 Net Loss of $2.8 million; Q1 Adjusted EBITDA of $6.0 million
Q1 Diluted Net Loss per Share of $0.22; Q1 Non-GAAP Diluted Earnings per Share of $0.12

AUSTIN, Texas, November 10, 2026 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2027 first quarter ended October 2, 2026.

First Quarter Highlights
•Record first-quarter bookings of over $150 million, up 75% year-over-year resulting in a quarterly book-to bill ratio greater than 1.5
•Aprisa bookings grew 61% compared to the year-ago period, signaling growing momentum with North American utility companies
•Ongoing cost controls lowered Non-GAAP operating expenses to $26.2 million, strengthening profitability in the quarter

First Quarter QTD Financial Highlights

•Total Revenues: $102.0 million
•GAAP Results: Gross Margin 29.6%; Operating Expenses $29.3 million; Operating Income $0.9 million; Net Loss $2.8 million; Net Loss per diluted share (“Net Loss per share”) $0.22
•Non-GAAP Results: Adjusted EBITDA $6.0 million; Gross Margin 29.6%; Operating Expenses $26.2 million; Operating Income $3.9 million; Net Income $1.5 million; Net Income per share $0.12
•Cash and cash equivalents: $55.4 million
•Net debt: $30.5 million

Fiscal 2027 First Quarter and Three Months Ended October 2, 2026
Revenues
The Company reported total revenues of $102.0 million for its fiscal 2027 first quarter, compared to $107.3 million in the fiscal 2026 first quarter, a decrease of approximately $5.4 million or 5.0%. North America revenue of $49.2 million decreased by $3.4 million or 6.5%, compared to $52.6 million in the prior year due to timing of certain private and mobile network projects. International revenue of $52.7 million decreased by approximately $1.9 million or 3.5%, compared to $54.7 million in the prior year, primarily due to timing of capital expenditure plans of mobile network operators.
Gross Margins
In the fiscal 2027 first quarter, the Company reported GAAP gross margin of 29.6% and non-GAAP gross margin of 29.6%. This compares to GAAP gross margin of 33.2% and non-GAAP gross margin of 33.8% in the fiscal 2026 first quarter, a decrease of 360 and 420 basis points, respectively. The decrease was driven by regional and product mix in the quarter.
Operating Expenses
The Company reported GAAP total operating expenses of $29.3 million for the fiscal 2027 first quarter, compared to $30.5 million in the fiscal 2026 first quarter. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and litigation and other expenses for the fiscal 2027 first quarter were $26.2 million, compared to $28.4 million in the prior year, a decrease of $2.1 million or 7.5%.
Operating Income
The Company reported GAAP operating income of $0.9 million for the fiscal 2027 first quarter, compared to GAAP operating income of $5.2 million in the fiscal 2026 first quarter, a decrease of $4.3 million. Operating income decreased primarily due to lower gross margin dollars. On a non-GAAP basis, the Company reported operating income of $3.9 million for the fiscal 2027 first quarter, compared to non-GAAP operating income of $7.9 million in the prior year, a decrease of $4.0 million.
Net Loss / Income / Net Loss / Income Per Share
The Company reported GAAP net loss of $2.8 million in the fiscal 2027 first quarter or GAAP net loss per share of $0.22. This compared to GAAP net income of $0.2 million or GAAP net income per share of $0.01 in the fiscal 2026 first quarter. On a non-GAAP basis, the Company reported non-GAAP net income of $1.5 million or non-GAAP net income per share of $0.12, compared to non-GAAP net income of $5.5 million or $0.43 per share in the prior year.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2027 first quarter was $6.0 million, compared to $9.1 million in the fiscal 2026 first quarter.
Balance Sheet Highlights
The Company reported $55.4 million in cash and cash equivalents as of October 2, 2026, compared to $72.8 million as of July 3, 2026. As of October 2, 2026, total debt was $85.9 million, a decrease of $11.1 million from July 3, 2026.

Fiscal 2027 Full Year Outlook
The Company is updating its fiscal 2027 full year guidance of:
•Full year Revenue between $450 and $475 million
•Full year Adjusted EBITDA between $50.0 and $55.0 million

Conference Call Details
Aviat Networks will host a conference call at 8:30 a.m. Eastern Time (ET) today, November 10, 2026, to discuss its financial and operational results for the fiscal 2027 first quarter ended October 2, 2026. Participating on the call will be Peter Smith, President and Chief Executive Officer; Andy Schmidt, Senior Vice President and Chief Financial Officer; Jonanna Mikulenka, Vice President and Chief Accounting Officer; and Andrew Fredrickson, Vice President, Corporate Finance. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2027, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, its ability to maintain effective internal control over financial reporting and management systems and remediate material weaknesses, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: disruptions relating to ongoing global conflict; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended July 3, 2026 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 27, 2026, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Email: investorinfo@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2027 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	October 2, 2026	September 26, 2025
Revenues:
Product sales	$71,623	$75,084
Services	30,346	32,236
Total revenues	101,969	107,320
Cost of revenues:
Product sales	53,672	52,687
Services	18,139	18,970
Total cost of revenues	71,811	71,657
Gross profit	30,158	35,663
Operating expenses:
Research and development	7,143	7,098
Selling and administrative	22,136	23,376
Total operating expenses	29,279	30,474
Operating income	879	5,189
Interest expense, net	1,878	1,712
Other expense, net	1,304	973
(Loss) income before income taxes	(2,303)	2,504
Provision for income taxes	512	2,342
Net (loss) income	$(2,815)	$162

Net (loss) income per share of common stock outstanding:
Basic	$(0.22)	$0.01
Diluted	$(0.22)	$0.01
Weighted-average shares outstanding:
Basic	12,822	12,760
Diluted	12,822	12,976

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2027 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	October 2, 2026	July 3, 2026
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$55,435	$72,844
Accounts receivable, net	175,958	192,245
Unbilled receivables	75,115	82,125
Inventories	66,254	69,005
Other current assets	25,761	23,026
Total current assets	398,523	439,245
Property, plant and equipment, net	18,091	18,776
Goodwill	19,360	19,411
Intangible assets, net	22,783	23,574
Deferred income taxes	83,151	82,064
Right-of-use assets	4,348	2,001
Other assets	12,365	13,891
Total long-term assets	160,098	159,717
Total assets	$558,621	$598,962
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$93,286	$119,500
Accrued expenses	32,484	34,125
Short-term lease liabilities	737	442
Advance payments and unearned revenue	55,960	59,943
Other current liabilities	1,076	1,243
Current portion of long-term debt	9,052	7,900
Total current liabilities	192,595	223,153
Long-term debt	76,837	89,100
Unearned revenue	10,148	9,017
Long-term operating lease liabilities	3,759	1,739
Reserve for uncertain tax positions	5,582	5,260
Deferred income taxes	3,304	3,305
Total liabilities	292,225	331,574
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	130	129
Treasury stock	(9,819)	(9,744)
Additional paid-in-capital	873,851	872,081
Accumulated deficit	(577,448)	(574,633)
Accumulated other comprehensive loss	(20,318)	(20,445)
Total stockholders’ equity	266,396	267,388
Total liabilities and stockholders’ equity	$558,621	$598,962

AVIAT NETWORKS, INC.
Fiscal Year 2027 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2027 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	October 2, 2026	% of Revenue	September 26, 2025	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross profit	$30,158	29.6%	$35,663	33.2%
Share-based compensation	9		33
Litigation and other expenses	—		590
Non-GAAP gross profit	30,167	29.6%	36,286	33.8%

GAAP research and development expenses	$7,143	7.0%	$7,098	6.6%
Share-based compensation	(113)		(71)
Non-GAAP research and development expenses	7,030	6.9%	7,027	6.5%

GAAP selling and administrative expenses	$22,136	21.7%	$23,376	21.8%
Share-based compensation	(2,075)		(1,451)
Litigation and other expenses	(856)		(596)
Non-GAAP selling and administrative expenses	19,205	18.8%	21,329	19.9%

GAAP operating expense	$29,279	28.7%	$30,474	28.4%
Share-based compensation	(2,188)		(1,522)
Litigation and other expenses	(856)		(596)
Non-GAAP operating expense	26,235	25.7%	28,356	26.4%

GAAP operating income	$879	0.9%	$5,189	4.8%
Share-based compensation	2,197		1,555
Litigation and other expenses	856		1,186
Non-GAAP operating income	3,932	3.9%	7,930	7.4%

GAAP income tax provision	$512	0.5%	$2,342	2.2%
Adjustment to reflect pro forma tax rate	—		(1,642)
Non-GAAP income tax provision	512	0.5%	700	0.7%

GAAP net (loss) income	$(2,815)	(2.8)%	$162	0.2%
Share-based compensation	2,197		1,555
Litigation and other expenses	856		1,186
Other expense, net	1,304		973
Adjustment to reflect pro forma tax rate	—		1,642
Non-GAAP net income	$1,542	1.5%	$5,518	5.1%

Diluted net (loss) income per share:
GAAP	$(0.22)		$0.01
Non-GAAP	$0.12		$0.43

Shares used in computing diluted net (loss) income per share
GAAP	12,822		12,976
Non-GAAP	13,003		12,976

Adjusted EBITDA:
GAAP net (loss) income	$(2,815)	(2.8)%	$162	0.2%
Depreciation and amortization of property, plant and equipment and intangible assets	2,047		1,182
Interest expense, net	1,878		1,712
Other expense, net	1,304		973
Share-based compensation	2,197		1,555
Litigation and other expenses	856		1,186
Provision for income taxes	512		2,342
Adjusted EBITDA	$5,979	5.9%	$9,112	8.5%

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2027 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	October 2, 2026	September 26, 2025
(In thousands)
North America	$49,227	$52,647
International:
Africa and the Middle East	14,387	12,796
Europe	7,807	7,560
Latin America and Asia Pacific	30,548	34,317
Total international	52,742	54,673
Total revenue	$101,969	$107,320